Exhibit 99.1

Tellurian COO Keith Teague retires and Samik Mukherjee joins as Driftwood Assets President

HOUSTON, Texas – (BUSINESS WIRE) May 16, 2022 -- Tellurian Inc. (Tellurian) (NYSE American: TELL) announced today that Chief Operating Officer (COO) Keith Teague is retiring from full time employment and will continue with Tellurian in an advisory role. Tellurian has hired former McDermott International, Ltd Executive Vice President and COO Samik Mukherjee who will serve in the role of Executive Vice President and President, Driftwood Assets.

Executive Chairman Charif Souki said, “Keith has been an integral part of my team for many years, having been responsible for the development, construction and operation of our liquefied natural gas (LNG) projects at Cheniere, and now he has led Tellurian to the construction phase of Driftwood LNG. We have had a lot of success and fun working together on these projects and have built memories that will last a lifetime. All of us at Tellurian appreciate his dedication to our continued success and look forward to his further contributions as he transitions into retirement.”

Mr. Mukherjee will be responsible for all Tellurian’s asset projects including the construction and operations of Driftwood LNG. Mr. Mukherjee has over thirty years of experience in the energy industry, having recently served as Executive Vice President and Chief Operating Officer of McDermott, a global construction and engineering provider, where he was responsible for global operations, project execution, asset management and advancing company strategy.

Tellurian President and CEO Octávio Simões said, “Samik has proven results in developing and delivering over 60 million tonnes per annum (mtpa) of LNG capacity over five projects and five countries. He brings strong business acumen as well as engineering experience, industry and organizational leadership and a proficiency in energy transition, and we welcome him to the Tellurian family.”

About Tellurian Inc.

Tellurian intends to create value for shareholders by building a low-cost, global natural gas business, profitably delivering natural gas to customers worldwide. Tellurian is developing a portfolio of natural gas production, LNG marketing and trading, and infrastructure that includes an ~ 27.6 mtpa LNG export facility and an associated pipeline. Tellurian is based in Houston, Texas, and its common stock is listed on the NYSE American under the symbol “TELL”.

For more information, please visit www.tellurianinc.com. Follow us on Twitter at twitter.com/TellurianLNG

CAUTIONARY INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of U.S. federal securities laws. The words “anticipate,” “assume,” “believe,” “budget,” “estimate,” “expect,” “forecast,” “initial,” “intend,” “may,” “plan,” “potential,” “project,” “proposed,” “should,” “will,” “would,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements herein relate to, among other things, the capacity, timing, and other aspects of the Driftwood LNG project. These statements involve a number of known and unknown risks, which may cause actual results to differ materially from expectations expressed or implied in the forward-looking statements. These risks include the matters discussed in Item 1A of Part I of the Annual Report on Form 10-K of Tellurian for the fiscal year ended December 31, 2021 filed by Tellurian with the Securities and Exchange Commission (the SEC) on February 23, 2022 (the “Annual Report”), and other Tellurian filings with the SEC, all of which are incorporated by reference herein. The forward-looking statements in this press release speak as of the date of this release. Although Tellurian may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so except as required by securities laws.

1201 Louisiana Street Suite 3100 | Houston, TX 77002 | TEL + 1 832 962 4000 | www.tellurianinc.com

Contact

Media: Joi Lecznar EVP Public and Government Affairs Phone +1.832.962.4044 joi.lecznar@tellurianinc.com	Investors: Matt Phillips Vice President, Investor Relations Phone +1.832.320.9331 matthew.phillips@tellurianinc.com

1201 Louisiana Street Suite 3100 | Houston, TX 77002 | TEL + 1 832 962 4000 | www.tellurianinc.com